Exhibit 10.1

                              ENGLOBAL CORPORATION
                              INCENTIVE BONUS PLAN


                                    SECTION I
                                     PURPOSE

     ENGlobal Corporation, a Nevada corporation (the "Corporation"), hereby adopts this Incentive Bonus Plan (this "Plan"), effective as of July 1, 2009, to promote and advance the interests of the Corporation and its stockholders by enabling the Corporation and its Affiliates to attract, retain and reward certain valued employees (the "Participants").

                                   SECTION II
                                   DEFINITIONS

     Capitalized terms in the Plan shall have the following meanings:

     1. "Achievement Percentages" means the Threshold Percentage, the Target Percentage and the High Performance Percentage.

     2. "Affiliate" means any company controlled by, controlling or under common control with the Corporation.

     3. "Base Salary" means 50% of the Participant's annual salary at the beginning of the Performance Period without inclusion of earn-outs, bonuses granted outside of this Plan, stock options or other equity incentives, or any other forms of compensation.

     4. "Bonus" means an amount awarded to an individual Participant and payable by the Corporation, subject to the terms and conditions of this Plan.

     5. "Bonus Measures" means the Metrics Hurdles and Metrics Weighting applicable to any particular Participant or group of Participants.

     6. "Calculation Statement" means the information provided in writing to any Participant or group of Participants setting forth, for each Performance Period, the Bonus Measures and Achievement Percentages applicable to that Participant, in the form of Appendix A.

     7. "Change of Control" means (i) a sale of substantially all of the assets of the Corporation to a person or entity that is not an Affiliate of the Corporation; (ii) any sale in a single transaction or in a series of related and substantially similar contemporaneous transactions of the issued and outstanding securities of the Corporation representing 50% or more of the total number of shares of the Corporation then outstanding to any person or entity that is not an Affiliate of the selling stockholders; or (iii) any merger, consolidation or reorganization of the Corporation with or into one or more entities that are not Affiliates of the Corporation, as a result of which less than 50% of the outstanding voting securities, partnership interests or membership interests of the surviving or resulting entity are owned by the holders of the Corporation's securities (or their Affiliates) immediately prior to such merger, consolidation or reorganization. Notwithstanding anything to the contrary provided herein, the issuance of securities by the Corporation in an acquisition by the Corporation or by any of its Affiliates of another business shall not constitute a Change of Control.

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     8. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations under the Code.

     9. "Committee" means the Compensation Committee of the Board of Directors. The Committee shall be comprised of not less than the number of directors required to satisfy the requirements of Code Section 162(m), the Securities Act of 1933, and the rules and regulations of NASDAQ or any exchange on which the Corporation's shares may be traded. In addition, the Committee shall be composed solely of "outside directors" within the meaning of Code Section 162(m).

     10. "High Performance Percentage" means the percentage utilized in the calculation of a Participant's Bonus if the high performance Metrics Hurdles set forth in the applicable Calculation Statement are met.

     11. "Maximum Percentage" means the percentage of a Participant's Base Salary payable to the Participant as Bonus if all of the High Performance Metrics Hurdles set forth in the applicable Calculation Statement are met.

     12. "Metrics" means the criteria against which the Committee decides to measure performance. As of the Effective Date, the Metrics are:

          A. Consolidated Earnings Per Share - Consolidated Earnings per Share shall be determined in accordance with the reviewed or, if available, the audited consolidated financial statements for the applicable Performance Period.

          B. Segment Profit Contribution ("Contribution") - Earnings of a Segment after depreciation, amortization, and allocation of bonuses under this Plan, but before corporate overhead, interest and taxes, determined in accordance with the reviewed or, if available, the audited consolidated financial statements for the applicable Performance Period. Contribution may also be calculated and utilized as a Metric for business units within a Segment. Contribution will not apply as a Metric for Participants serving in general corporate functions not associated with a particular Segment.

          C. Safety - The Total Recordable Incidents per 200,000 hours worked ("TRIR") (as defined by the United States Department of Labor's Occupational Health and Safety Administration) during the applicable Performance Period. Any lost time or days away from work cases that occur within a Segment or its business unit will result in that Segment or business unit failing to meet the threshold level for Safety for the Performance Period. Any fatality that occurs within the Corporation and its Affiliates will result in all Participants failing to meet the threshold level for Safety for the Performance Period.

          D. Days Sales Outstanding ("DSO") - The number of days within which the Corporation as a whole (the aggregate of all of the Segments), or the applicable Segment or business unit collects amounts due for work performed on average, whether or not the customer has received an invoice, as computed by the Corporation in accordance with its standard accounting practice. Month ending DSOs for the six months of each Performance Period will be mathematically averaged to arrive at the DSO value to be utilized in the Bonus calculation.

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The Corporation may add, delete or modify the Metrics at any time as to any future Performance Period.

     13. "Metrics Hurdles" means the assigned threshold, target and high performance criteria that correspond with each Metric against which performance is measured.

     14. "Metrics Weighting" means the percentage allocation of a Participant's potential Bonus among Metrics (e.g., Net Income, Safety, etc.).

     15. "Payout" means the actual payment of a Bonus earned by a Participant.

     16. "Performance Period" means the period from January 1 of each year to June 30 of that year, and the period from July 1 of each year to December 31 of that year, or any other period specified by the Committee during which the Metrics are to be measured.

     17. "Required Payment Date" means the date on which a Payout is required to be made, as provided in Section IV.8.B.

     18. "Segment" means one of the four operating segments designated by the Corporation for financial and SEC reporting purposes, as modified from time to time by the Corporation.

     19. "Senior Management Team" means the Chief Executive Officer, the Chief Operating Officer, if any, the Chief Financial Officer, the Chief Governance Officer, any Segment President, and any Senior Vice-President of the Corporation.

     20. "Target Percentage" means the percentage utilized in the calculation of a Participant's Bonus if the target Metrics Hurdles set forth in the applicable Calculation Statement are met.

     21. "Threshold Percentage" means the percentage utilized in the calculation of a Participant's Bonus if the threshold Metrics Hurdles set forth in the applicable Calculation Statement are met.

                                  SECTION III
                                 ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, and except as expressly provided in a particular Calculation Statement, the Committee shall have exclusive authority to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan and to make all other determinations that the Committee believes are necessary or advisable in connection with the administration of the Plan. The determinations of the Committee pursuant to this authority shall be conclusive.

                                   SECTION IV
                           OPERATION OF INCENTIVE PLAN

     1. Determination of Bonus Measures. Prior to the beginning of each Performance Period (except for the first Performance Period), or as soon after the beginning of the Performance Period as practical:

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          A. The Committee shall determine the Bonus Measures applicable to the
Corporation's Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, if any. The Committee may not delegate this task. Bonuses to the Chief Executive Officer, the Chief Financial Officer and any other "covered employees" as defined in Section 162(m) of the Code, shall comply with the requirements of Section 162(m) for the payments to be deductible.

          B. The Chief Executive Officer, or his designee, shall determine the Bonus Measures for each other Participant.

     2. Bonus Calculation Formula. Subject to Section IV.6.A, each Bonus shall be calculated as follows: (i) For each Metric, the Metrics Hurdles shall be applied to the actual performance of the Corporation to determine the level of achievement; (ii) the Achievement Percentage for each Metric shall be multiplied by the applicable Metrics Weighting percentage, with the resulting weighted achievement for all Metrics then totalled; and (iii) the amount determined in
(ii) shall be multiplied by the Maximum Percentage for the applicable Participant's Bonus. The percentage amount so calculated shall be multiplied by the Participant's Base Salary for the Performance Period to determine the total amount of the Bonus for the Participant. A sample calculation is attached as Appendix B.

     3. Restatement of Financial Statements. If the Corporation awards a Bonus based on financial statements that are later restated, the amount of the Bonus shall be adjusted to reflect the restated financial statements, and the Corporation shall pay (on the applicable Payout Dates) any additional Payout owing to the Participant based on the restated financial statements, or, if applicable, the Participant shall refund any overpayment of Payouts that the Participant received from the Corporation.

     4. Maximum Bonus Payable.

          A. Unless otherwise determined by the Committee, the maximum aggregate annual Bonuses payable under this Plan cannot exceed 15% of consolidated pre-tax net income, after consideration of the Bonus expense. However, the Committee may, in its sole discretion, establish a different maximum amount of aggregate Bonuses to be awarded under this Plan. In addition, the Committee may establish a maximum amount to be awarded to any group of Participants. The Committee's determination may be expressed either as a percentage of a financial measure, an absolute dollar amount, or in any other manner.

          B. Unless otherwise provided in a particular Calculation Statement, no Participant may be granted a Bonus:

               (i) For all members of the Senior Management Team, an amount that does not exceed 75% of their respective Base Salary; and

               (ii) For all other Participants, an amount within the range of 10% to 60% of their respective Base Salary.

          C. Calculation Statement. The Corporation shall provide each Participant with a copy of a Calculation Statement applicable to that Participant and, in the case of a Participant's first participation in this Plan, a copy of this Plan. Except to the extent the information is required by

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law to be disclosed, or as necessitated by Section IV.1.B, no Participant shall be entitled to review the Calculation Statement applicable to any other Participant.

          D. Modification of Bonus Measures. The Committee and the Chief Executive Officer, as applicable, may add, delete or amend the Bonus Measures that it is responsible for establishing, but no addition, deletion or amendment shall be effective as to a past Performance Period or the then-current Performance Period.

     5. Establishment of New Incentive Plans. The Committee may, in its sole discretion, and after consulting with management of the Corporation, establish new incentive plans for the Chief Executive Officer and the Chief Financial Officer and, with the consent of the Committee, the Chief Executive Officer may establish new incentive plans for any other Participants.

     6. No Guarantee of Payment.

          A. Notwithstanding anything in this Plan to the contrary, this Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation or any Affiliate, and any Participant. Unless expressly provided otherwise in a Calculation Statement, the fact that an individual is a Participant does not guarantee that he will receive a Bonus. The Corporation may determine that, even if Bonus Measures are met, for reasons related to a particular Participant's individual performance, the Participant should not be entitled to all or any part of his Bonus. If such a determination is made, the Corporation must give the Participant written notice of any such determination within 30 days following the last day of the applicable Performance Period.

          B. Unless otherwise determined by the Committee, no Payout shall be made to a Participant unless the Participant is employed on a regular, full-time basis on the Required Payment Date. However, if the Participant dies or becomes disabled prior to the end of a Performance Period, the Corporation may, in the sole discretion of the Committee, pay the Participant or his estate, on the Required Payment Date, an amount equal to the product of (x) the Bonus that the Committee determines that the Participant would have earned for the applicable Performance Period had the Participant continued in the employ of the Corporation for the entire Performance Period, and (y) a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the Participant's termination of employment by death or disability, and the denominator of which is the total number of days in the applicable Performance Period.

     7. Compliance with Applicable Law. Bonuses shall be subject to applicable federal, state and local law. Without limitation, the Corporation shall withhold all amounts required to be withheld by foreign, federal or state laws, as well as all amounts withheld in accordance with the Corporation's payroll practices.

     8. Mode and Timing of Payment.

          A. Unless otherwise specifically provided in a Calculation Statement, Bonuses shall be paid in cash.

          B. Payouts shall be made on the following dates, each of which is a Required Payment Date:

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               (i) For Performance Periods ending June 30, Payouts shall be made in two equal installments, the first of which shall be made in the first week of October in that year and the second of which shall be made in the first week of January in the following year. For illustrative purposes, a Payout for the Performance Period ending on June 30, 2009 shall be paid in two equal installments, one of which shall be in the first week of October 2009, and the other one of which shall be in the first week of January 2010.

               (ii) For Performance Periods ending December 31, Payouts shall be made in two equal installments, the first of which shall be made in the first week of March of the following year, and the second of which shall be made in the first week of July of the following year. For illustrative purposes, Payouts for the period ending December 31, 2009 shall be paid in two equal installments, one of which shall be in the first week of March 2010, and the other one of which shall be in the first week of July 2010.

          C. Notwithstanding Sections 8.B(i) and 8.B(ii), (i) if it is administratively impractical to make a Payout by the Required Payment Date and such impracticability was not foreseeable at the time the Participant obtained a legally binding right to the Payout, the Payout may be made following the Required Payment Date but must be made as soon as administratively practical; and (ii) if making the Payout by the Required Payment Date would jeopardize the ability of the Corporation to continue as a going concern, the Payout may be made after the Required Payment Date as long as it is made as soon as it would not have such effect. If the provisions of this Section IV.8.C are applicable, but the Corporation can make a partial payment in compliance with these provisions, it may do so as long as the payment is made pro rata as to Payouts then due to all Participants.

                                   SECTION V
                                CHANGE OF CONTROL

     Unless otherwise determined by the Committee prior to a Change of Control, if a Change of Control occurs, the following provisions shall be applicable:

     1. The then-current Performance Period will terminate immediately prior to the Change of Control and the total Bonuses payable will be the amount payable assuming attainment for the applicable Participant of the Maximum Metrics Hurdles, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period up to and including the date on which the Change of Control occurs, and the denominator of which is the total number of days in the Performance Period.

     2. Except for the payment provisions set forth in Sections IV.8.B and V.1, this Plan and each Calculation Statement will automatically terminate on a Change of Control unless expressly determined otherwise by the Committee in its sole discretion.

                                   SECTION VI
                       APPLICABILITY OF CODE SECTION 409A

     If any compensation or benefits provided by this Plan may result in the application of Section 409A of the Code, the Committee may, in its sole discretion, with respect to any Participant: (A) modify this Plan in the least restrictive manner necessary in order to exclude such compensation from the definition of "deferred compensation" within the meaning of Section 409A or in

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order to comply with the provisions of Section 409A, other applicable provisions of the Code, and any rules, regulations or other regulatory guidance issued under such provisions and with as little diminution in the value of the Bonuses to the Participants as practical; (B) elect to pay an amount in addition to the amount otherwise due, to cover excise taxes that may be due under Section 409A; or (C) make one or more of the Payouts as provided by this Plan, without modification.

                                  SECTION VII
                               GENERAL PROVISIONS

     1. No Third Party Beneficiaries. The establishment of this Plan shall not confer upon any Participant any legal or equitable right against the Corporation or any Affiliate, except as expressly provided in this Plan. There are no third party beneficiaries to this Plan.

     2. Employee at Will. Unless a Participant has a written agreement signed by a duly authorized officer of the Corporation or its Affiliates providing otherwise, the Participant is an employee at-will and either he or the Corporation may terminate his employment with or without notice and with or without cause at any time.

     3. Governing Law; Venue. This Plan and all disputes related to this Plan shall be governed by the laws of the State of Texas without regard to principles of conflicts or choice of law which direct the application of the laws of a different state. Venue for any dispute relating to this Plan shall be exclusively in Harris County, Texas.

     4. Waiver of Jury Trial and of Certain Damages. EACH PARTICIPANT WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS PLAN. NEITHER THE CORPORATION NOR ANY PARTICIPANT SHALL BE ENTITLED TO CONSEQUENTIAL OR PUNITIVE DAMAGES OR ANY OTHER ENTITLEMENT FROM THE OTHER.

     5. Severability. This Plan is intended to comply in all aspects with applicable laws and regulations. If any provision of this Plan is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, the invalid, illegal or unenforceable provision shall be severed from the remainder of this Plan, and the remainder of this Plan shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, shall be included in this Plan, the modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Plan by one party to the other, the remaining provisions of this Plan shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

     6. Unsecured Plan. This Plan is an unfunded and unsecured compensation arrangement. It is not governed by the Employee's Retirement and Income Security Act of 1974. Neither this Plan nor any Calculation Statement or Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any person acquires a right to receive a Bonus under this Plan, that right shall be no greater than the right of any unsecured general creditor of the Corporation.

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     7. No Assignment of Rights Under Plan. Until paid to a Participant, neither
Bonuses nor any contingent or actual right, if any, to receive a Payout may be assigned, transferred or hypothecated without the prior written consent of the Committee, in its sole discretion. Any attempt by a Participant to assign his Bonus or his rights under this Plan without the prior written consent of the Committee shall be void ab initio.

     8. Modification or Termination of Plan. Unless otherwise expressly provided in a specific Calculation Statement, the Committee may, without the consent of any Participant, modify or terminate this Plan as to any future Performance Period. Any such action may be taken without the approval of the Corporation's stockholders unless stockholder approval is required by applicable law or the rules of any stock exchange on which the Corporation's shares are traded. Termination or modification of this Plan shall not apply to the then-current Performance Period, and all Payouts from Bonuses earned during the then-current Performance Period shall continue to be subject to the terms of this Plan, notwithstanding its modification or termination.

     9. No Waiver. No term or provision of this Plan may be waived unless the waiver is in writing and signed by the party against whom it is sought to be enforced. No failure on the part of any party to exercise and no delay in exercising, any right, power, or remedy under this Plan shall operate as a waiver, nor shall any single or partial exercise of any right under this Plan preclude any other or further exercise of that right or the exercise of any other right.

     10. Construction. Whenever used in this Plan, the singular number will include the plural, and the plural number will include the singular, and pronouns in the masculine, feminine, or neuter gender will include each other gender, as the identity of the antecedent may require. Headings are used for convenience only, and are not to be given substantive effect. All references to section numbers are references to sections of this Plan, unless otherwise specifically indicated. The Appendices are incorporated in this Plan as if set forth herein in full. The provisions of this Plan shall not be construed strictly against the Corporation, but shall be interpreted in accordance with its intention, as determined by the Committee.

     11. Supersedure. This Plan supersedes all of the currently effective bonus plans of the Corporation unless the Corporation has delivered written notice to the contrary to the person entitled to benefits under such other bonus plans. However, this Plan does not supersede any other agreements between the Corporation and any Participant, including, without limitation, any stock option or other equity compensation agreements, and the portions of any agreements relating to protection of the Corporation's confidential and proprietary information, non-competition, non-disparagement or non-solicitation.

     Adopted by the Compensation Committee of ENGlobal Corporation as of July 1, 2009.

                                           ENGLOBAL CORPORATION
                                           COMPENSATION COMMITTEE



                                           By: /s/ David C. Roussel
                                               ------------------------------
                                               David C. Roussel, Chairman


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                                   APPENDIX A
                                   ----------

                          FORM OF CALCULATION STATEMENT



Segment/Corporate Function:

Performance Period:                            July 1, 2009 - December 31, 2009

Participant:

Maximum Percentage                                %

Bonus Measures for the Performance Period:

                                                                 Metrics Hurdles
--------------------------------------------------------------------------------------------------------
Metric                                   Weighting      Threshold           Target      High Performance
--------------------------------------------------------------------------------------------------------
1.  Consolidated Earnings Per Share         25%              $                 $               $
                                                         per share         per share       per share
--------------------------------------------------------------------------------------------------------
2.  Segment Contribution                    40%        $                 $               $
--------------------------------------------------------------------------------------------------------
3.  Segment Safety (TRIR) w/No Segment      10%            <0.4               <0.3           <0.2
Lost Time Recordables
--------------------------------------------------------------------------------------------------------
4.  Segment Average DSO                     25%           65 days           60 days         55 days
(Days Sales Outstanding)
--------------------------------------------------------------------------------------------------------



Achievement Percentages:

Threshold Percentage:                       60%

Target Percentage:                          80%

High Performance Percentage:               100%

Approved:

-------------------------------

----------------------,--------



                                   APPENDIX A

                                   APPENDIX B
                                   ----------

John Smith is an Operational Vice President in the Engineering Segment and not a member of the Senior Management Team. John Smith's Maximum Percentage Bonus is 30%. The following Bonus Measures for the Performance Period have been established for calculation of his Bonus:

                                                       Metrics Hurdles
----------------------------------------------------------------------------------------
                                                                                High
Metric                                Weighting    Threshold      Target     Performance
----------------------------------------------------------------------------------------

1.  Consolidated Earnings Per Share      25%         $0.15        $0.20         $0.25
                                                   per share    per share     per share
----------------------------------------------------------------------------------------
2.  Segment Contribution                 40%         $4.0M        $4.5M         $5.0M
----------------------------------------------------------------------------------------
3.  Segment Safety (TRIR)                10%         <0.4          <0.3         <0.2
----------------------------------------------------------------------------------------
4.  Segment Average DSO                  25%        65 days      60 days       55 days
(Days Sales Outstanding)
----------------------------------------------------------------------------------------


The following Achievement Percentages have been established for calculation of his Bonus:

Threshold Percentage:                    60%
Target Percentage:                       80%
High Performance Percentage:            100%


John's business Segment and the Corporation have performed as follows:

Metric                     Actual Performance        Level of Achievement
---------------------      ------------------        --------------------

Consolidated EPS                  $0.21                     Target
Segment Contribution           $4,600,000                   Target
Segment Safety (TRIR)             0.15                 High Performance
Segment Average DSO              73 days                Below Threshold


Mr. Smith's Bonus calculation as a percent of his Base Salary is as follows:

                                             Metric                               Weighted
                                           Weighting         Achievement          Achieved
           Metric                          Percentage        Percentage         Percentages   Totals
           ------                          ----------        ----------         -----------   ------

Consolidated Net Income                       25%       X        80%      =         20%
Segment Contribution                          40%       X        80%      =         32%
Segment Safety (TRIR)                         10%       X       100%      =         10%
Segment Average DSO                           25%       X        0%       =          0%
A.  Percent of Maximum Bonus Achieved                                                          62.0%

B. Participant's Maximum Bonus                                                                 30.0%
Bonus percent of Base Salary (A x B)                                                           18.6%



                                   APPENDIX B
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